Exhibit 21.1

Subsidiaries of Las Vegas Sands Corp.

Legal Name	State or Other Jurisdiction of Incorporation or Organization
Asian Cultural & Recreational Promotion (II) Co., Limited	Hong Kong
BBLV, LLC	Nevada
Bethlehem Works Owners Association, LLC	Pennsylvania
Carlo’s Bakery Las Vegas LLC	Delaware
Cotai Ferry Company Limited	Macao
Cotai Strip Lot 2 Apart Hotel (Macau) Limited	Macao
Cotai Strip Lot 7 & 8 Development Limited	Macao
Cotai Services (HK) Limited	Hong Kong
CotaiJet 311 Ltd.	Cayman Islands
CotaiJet 312 Ltd.	Cayman Islands
CotaiJet 313 Ltd.	Cayman Islands
CotaiJet 314 Ltd.	Cayman Islands
CotaiJet 315 Ltd.	Cayman Islands
CotaiJet 316 Ltd.	Cayman Islands
CotaiJet 317 Ltd.	Cayman Islands
CotaiJet 318 Ltd.	Cayman Islands
CotaiJet 319 Ltd.	Cayman Islands
CotaiJet 320 Ltd.	Cayman Islands
CotaiJet 350 Ltd.	Cayman Islands
CotaiJet 351 Ltd.	Cayman Islands
CotaiJet 352 Ltd.	Cayman Islands
CotaiJet 353 Ltd.	Cayman Islands
Cotaiwaterjet Sea Bridge 1 Ltd.	Cayman Islands
Cotaiwaterjet Sea Bridge 2 Ltd.	Cayman Islands
Las Vegas Sands, LLC	Nevada
LV Noodle Concept, LLC	Nevada
LVCUT Associates, LLC	Nevada
LVS (Nevada) International Holdings, Inc.	Nevada
LVS Development Holdings LLC	Nevada
LVS Dutch Finance C.V.	Netherlands
LVS Dutch Holding B.V.	Netherlands
LVS International (Malaysia) Sdn. Bhd.	Malaysia
LVS International (South Korea) Ltd.	South Korea
LVS International (Taiwan) Limited	Taiwan
LVS International (Thailand) Co., Ltd.	Thailand
LVS International Holding (Thailand) Co., Ltd.	Thailand
LVS International Japan Ltd.	Japan
LVS Management Services, LLC	Nevada
LVS Marketing (India) Private Limited	India
Marina Bay Sands Pte. Ltd.	Singapore
MBS Holdings Pte. Ltd.	Singapore
Paiza Air, LLC	Nevada
Palazzo Condo Tower, LLC	Nevada
Primewine, LLC	Nevada

Sands Aviation Aircraft LLC	Delaware
Sands Aviation Bermuda Ltd.	Bermuda
Sands Aviation, LLC	Nevada
Sands Bethworks Condominium Association	Pennsylvania
Sands Bethworks Gaming LLC	Pennsylvania
Sands Bethworks Retail LLC	Pennsylvania
Sands China Ltd.	Cayman Islands
Sands Cotai East Holdings Limited	Cayman Islands
Sands Cotai West Holdings Limited	Cayman Islands
Sands Expo & Convention Center, Inc.	Nevada
Sands IP Asset Management B.V.	Netherlands
Sands Mauritius Holdings	Mauritius
Sands Pennsylvania, Inc.	Delaware
Sands Resorts Travel Limited	Hong Kong
Sands Venetian Security Limited	Macao
SCL IP Holdings, LLC	Nevada
TK Las Vegas, LLC	Delaware
Two Roads Las Vegas, LLC	Delaware
VCR Restaurant Ventures, LLC	Nevada
V-HK Services Limited	Hong Kong
Venetian Casino Resort, LLC	Nevada
Venetian Cotai Hotel Management Limited	Macao
Venetian Cotai Limited	Macao
Venetian Macau Finance Company	Cayman Islands
Venetian Macau Limited	Macao
Venetian Marketing Services Limited	Hong Kong
Venetian Marketing, Inc.	Nevada
Venetian Orient Limited	Macao
Venetian Retail Limited	Macao
Venetian Travel Limited	Macao
Venetian Venture Development Intermediate II	Cayman Islands
Venetian Venture Development Intermediate Limited	Cayman Islands
VML US Finance LLC	Delaware
Zhuhai Cotai Information Services Outsourcing Co., Ltd.	PRC
Zhuhai Cotai Logistics Hotel Services Co., Ltd.	PRC